EXHIBIT (2)(a)

JOHN HANCOCK TAX-ADVANTAGED GLOBAL SHAREHOLDER YIELD FUND

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601 Congress Street

Boston, Massachusetts 02210

AMENDED AND RESTATED

AGREEMENT AND DECLARATION OF TRUST

Dated: January 22, 2016

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AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST, made January 22, 2016 by the Trustees hereunder and by the holders of beneficial interest to be issued hereunder as hereinafter provided and

WHEREAS, pursuant to a declaration of trust executed and delivered on April 23, 2007 (the “Original Declaration”), the Trustees established a trust for the investment and reinvestment of funds contributed thereto;

WHEREAS, the Trust has been formed to carry on the business of an investment company; and

WHEREAS, the Trustees have agreed to manage all property coming into their hands as trustees of a Massachusetts voluntary association with transferable shares in accordance with the provisions hereinafter set forth;

WHEREAS, the Trustees desire to amend and restate the Declaration of Trust in its entirety;

NOW, THEREFORE, the Trustees hereby amend and restate the Declaration of Trust as hereinafter set forth.

Article I

NAME AND DEFINITIONS

Section 1.1.     Name. The name of the trust created hereby is John Hancock Tax-Advantaged Global Shareholder Yield Fund.

Section 1.2.     Definitions. Wherever they are used herein, the following terms have the following respective meanings:

(a)       “Administrator” means the party, other than the Trust, to a contract described in Section 3.3 hereof.

(b)       “By-Laws” means the By-Laws referred to in Section 2.11 hereof, as from time to time amended.

(c)       “Class” means any class of Shares designated by the Trustees as such following any division of Shares of the Trust into two or more Classes as provided in Section 5.1 hereof.

(d)       The term “Commission” has the meaning given the term in the 1940 Act.

(e)       “Custodian” means any Person other than the Trust who has custody of any Trust Property as required by Section 17(f) of the 1940 Act, but does not include a system for the central handling of securities described in said Section 17(f).

(f)       “Declaration” means this Declaration of Trust as amended from time to time.

(g)       “His” shall include the feminine and neuter, as well as the masculine, genders.

(h)       The term “Interested Person” has the meaning specified in the 1940 Act subject, however, to such exceptions and exemptions as may be granted by the Commission in any rule, regulation or order.

(i)       “Investment Adviser” means the party, other than the Trust, to an agreement described in Section 3.2 hereof.

(j)       The “1940 Act” means the Investment Company Act of 1940 and the Rules and Regulations thereunder, as amended from time to time.

(k)       “Outstanding Shares” means those Shares shown from time to time on the books of the Trust or its Transfer Agent as then issued and outstanding.

(l)       “Person” means and includes individuals, corporations, limited liability companies, partnerships, trusts, associations, firms, joint ventures and other entities, whether or not legal entities, as well as governments, instrumentalities, and agencies and political subdivisions thereof, and quasi-governmental agencies and instrumentalities.

(m)       “Principal Underwriter” means a party, other than the Trust, to a contract described in Section 3.1 hereof.

(n)       “Prospectus” means the Prospectus and Statement of Additional Information, if any, included in the Registration Statement of the Trust under the Securities Act of 1933 as such Prospectus and Statement of Additional Information, if any, may be amended or supplemented and filed with the Commission from time to time.

(o)       “Registration Statement” means the Registration Statement of the Trust under the Securities Act of 1933 as such Registration Statement may be amended and filed with the Commission from time to time.

(p)       “Series” means any series of Shares designated by the Trustees as such following the division of Shares of any Class into two or more Series as provided in Section 5.1 hereof.

(q)       “Shareholder” means a record owner of Outstanding Shares.

(r)       “Shares” means the equal proportionate transferable units of interest into which the beneficial interest in the Trust shall be divided from time to time, or, if more than one Class or Series is authorized by the Trustees, the equal proportionate transferable units into which each Class or Series shall be divided from time to time.

(s)       “Transfer Agent” means any Person other than the Trust who maintains the Shareholder records of the Trust, such as the list of Shareholders, the number of Shares credited to each account, and the like.

(t)       “Trust” means the Trust named in Section 1.1.

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(u)       The “Trustees” means the persons who have signed this Declaration, so long as they shall continue in office in accordance with the terms hereof, and all other persons who now serve or may from time to time be duly elected, qualified and serving as Trustees in accordance with the provisions of Article II hereof and the By-Laws of the Trust, and reference herein to a Trustee or the Trustees shall refer to such person or persons in his capacity or their capacities as trustees hereunder.

(v)       “Trust Property” means any and all property, real or personal, tangible or intangible, which is owned or held by or for the account of the Trust or the Trustees, including any and all assets of or allocated to any Class or Series, as the context may require.

(w)       Except as such term may be otherwise defined by the Trustees in connection with any meeting or other action of Shareholders or in conjunction with the establishment of any Class or Series, the term “vote” when used in connection with an action of Shareholders shall include a vote taken at a meeting of Shareholders or the consent or consents of Shareholders taken without such a meeting.

Article II

TRUSTEES

Section 2.1.     Management of the Trust. The business and affairs of the Trust shall be managed by the Trustees and they shall have all powers and authority necessary, appropriate or desirable to perform that function.

Section 2.2.     Number of Trustees. The number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by a majority of the Trustees, provided, however, that the number of Trustees shall in no event be less than two (2) nor more than fifteen (15). No reduction in the number of Trustees shall have the effect of removing any Trustee from office prior to the expiration of his term unless the Trustee is specifically removed pursuant to Section 2.3 or Section 2.7 of this Article II at the time of decrease.

Section 2.3.     Term of Office of Trustees. The Board of Trustees shall be divided into three classes. Within the limits above specified, the number of the Trustees in each class and the class which each Trustee is assigned shall be determined by resolution of the Board of Trustees. The term of office of the first class shall expire on the date of the first annual meeting of Shareholders or special meeting in lieu thereof following the effective date of the Registration Statement. The term of office of the second class shall expire on the date of the second annual meeting of Shareholders or special meeting in lieu thereof following the effective date of the Registration Statement. The term of office of the third class shall expire on the date of the third annual meeting of Shareholders or special meeting in lieu thereof following the effective date of the Registration Statement. Upon expiration of the term of office of each class as set forth above, the number of Trustees in such class, as determined by the Board of Trustees, shall be elected for a term expiring on the date of the third annual meeting of Shareholders or special meeting in lieu thereof

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following such expiration to succeed the Trustees whose terms of office expire. The Trustees shall be elected at an annual meeting of the Shareholders or special meeting in lieu thereof called for that purpose, except as provided in Section 2.3 of this Article and each Trustee elected shall hold office until his successor shall have been elected and shall have qualified; except (a) that any Trustee may resign his trust (without need for prior or subsequent accounting) by an instrument in writing signed by him and delivered to the other Trustees, which shall take effect upon such delivery or upon such later date as is specified therein; (b) that any Trustee may be removed (provided the aggregate number of Trustees after such removal shall not be less than the number required by Section 2.2 hereof) for cause, at any time by written instrument, signed by the at least three-quarters of the then Trustees, specifying the date when such removal shall become effective; and (c) that any Trustee who requests in writing to be retired or who has become incapacitated by illness or injury may be retired by written instrument signed by a majority of the other Trustees, and he shall execute and deliver such documents as the remaining Trustees shall require for the purpose of conveying to the Fund or the remaining Trustees any Fund property held in the name of the resigning or removed Trustee. Upon the incapacity or death of any Trustee, his legal representative shall execute and deliver on his behalf such document as the remaining Trustees shall require as provided in the preceding sentence.

Section 2.4.     Resignation and Appointment of Trustees. In case of the declination, death, resignation, retirement, removal or inability of any of the Trustees, or in case a vacancy shall, by reason of any increase in number, or for any other reason, exist, the remaining Trustees or, prior to the public offering of Shares of the Fund, if only one Trustee shall then remain in office, the remaining Trustee, shall fill such vacancy by appointing such other person as they, or anyone of them, in their discretion, shall see fit. Such appointment shall be evidenced by a written instrument signed by a majority of the remaining Trustees or by the remaining Trustee, as the case may be. Any such appointment shall not become effective, however, until the person named in the written instrument or appointment shall have accepted in writing such appointment and agreed in writing to be bound by the terms of the Declaration. The Trustees shall notify Shareholders of such appointment in an appropriate manner. An appointment of a Trustee may be made by the Trustees then in office and notice thereof given to Shareholders as aforesaid in anticipation of a vacancy to occur by reason of retirement, resignation or increase in number of Trustees effective at a later date, provided that said appointment shall become effective only at or after the effective date of said retirement, resignation or increase in number of Trustees. The power of appointment is subject to the provisions of Section 16(a) of the 1940 Act.

Section 2.5.     Vacancies. The death, declination, resignation, retirement, removal or incapacity of the Trustees, or any one of them, shall not operate to annul the Fund or to remove any existing agency created pursuant to the terms of this Declaration. Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled as provided in Section 2.3, the Trustees in office, regardless of their number, shall have all the duties imposed upon the Trustees by the Declaration and only such Trustees shall be counted for the purposes of establishing the existence of a quorum or performing such duties or exercising such powers of the Trustees as described in this Declaration. A written instrument certifying the existence of such vacancy signed by a majority of the Trustees shall be conclusive evidence of the existence of such vacancy.

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Section 2.6.     Delegation of Power to Other Trustees. Subject to the provisions of the 1940 Act, any Trustee may, by power of attorney, delegate his power for a period not exceeding six (6) months at any one time to any other Trustee or Trustees; provided that in no case shall less than two (2) Trustees personally exercise the powers granted to the Trustees under the Declaration except as herein otherwise expressly provided.

Section 2.7.     Removal of Trustees by the Shareholders. The Fund shall comply with the provisions of Section 16(c) of the 1940 Act as though applicable to the Fund, and with interpretations hereof by the Commission staff, insofar as such provisions and interpretations provide for the removal of trustees of common-law trusts and the calling of Shareholder meetings for such purpose; provided, however, that the Fund may at any time or from time to time apply to the Commission for one or more exemptions from all or part of said Section 16(c) or a staff interpretation thereof and, if exemptive order(s) or interpretation(s) are issued or provided by the Commission or its staff, such order(s) or interpretation(s) shall be deemed part of Section 16(c) for the purpose of applying this Section 2.7.

Section 2.8.     General Powers. The Trustees in all instances shall act as principals for and on behalf of the Trust and their acts shall bind the Trust. The business and affairs of the Trust shall be managed by the Trustees and they shall have full power and authority to do any and all acts and to make and execute any and all contracts and instruments that they may consider necessary, appropriate or desirable in connection with the management of the Trust. The Trustees shall not be bound or limited in any way by present or future laws, practices or customs in regard to trust investments or to other investments which may be made by fiduciaries, but shall have full authority and power to make any and all investments which they, in their uncontrolled discretion, shall deem proper to promote, implement or accomplish the various objectives and interests of the Trust and of its Classes and Series. The Trustees shall have full power and authority to adopt such accounting and tax accounting practices as they consider appropriate for the Trust and for any Class or Series. The Trustees shall have exclusive and absolute control over the Trust Property and over the business of the Trust to the same extent as if the Trustees were the sole owners of the Trust Property and business in their own right, and with such full powers of delegation as the Trustees may exercise from time to time. The Trustees shall have power to conduct the business of the Trust and carry on its operations in any and all of its branches and maintain offices both within and without The Commonwealth of Massachusetts, in any and all states of the United States of America, in the District of Columbia, and in any and all commonwealths, territories, dependencies, colonies, possessions, agencies, and instrumentalities of the United States of America and of foreign governments, and to do all such other things as they deem necessary, appropriate or desirable in order to promote or implement the interests of the Trust or of any Class or Series although such things are not herein specifically mentioned. Any determination as to what is in the interests of the Trust or of any Class or Series made by the Trustees in good faith shall be conclusive and binding upon all Shareholders. In construing the provisions of this Declaration, the presumption shall be in favor of a grant of plenary power and authority to the Trustees.

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The enumeration of any specific power in this Declaration shall not be construed as limiting the aforesaid general and plenary powers.

Section 2.9.     Investments. The Trustees shall have full power and authority:

(a)       To operate as and carry on the business of an investment company, and exercise all the powers necessary and appropriate to the conduct of such operations.

(b)       To acquire or buy, and invest Trust Property in, own, hold for investment or otherwise, and to sell or otherwise dispose of, all types and kinds of securities and investments of any kind including, but not limited to, stocks, profit-sharing interests or participations and all other contracts for or evidences of equity interests, bonds, debentures, warrants and rights to purchase securities, and interests in loans, certificates of beneficial interest, bills, notes and all other contracts for or evidences of indebtedness, money market instruments including bank certificates of deposit, finance paper, commercial paper, bankers’ acceptances and other obligations, and all other negotiable and non-negotiable securities and instruments, however named or described, issued by corporations, trusts, associations or any other Persons, domestic or foreign, or issued or guaranteed by the United States of America or any agency or instrumentality thereof, by the government of any foreign country, by any State, territory or possession of the United States, by any political subdivision or agency or instrumentality of any state or foreign country, or by any other government or other governmental or quasi-governmental agency or instrumentality, domestic or foreign; to acquire and dispose of interests in domestic or foreign loans made by banks and other financial institutions; to deposit any assets of the Trust in any bank, trust company or banking institution or retain any such assets in domestic or foreign cash or currency; to purchase and sell gold and silver bullion, precious or strategic metals, and coins and currency of all countries; to engage in “when issued” and delayed delivery transactions; to enter into repurchase agreements, reverse repurchase agreements and firm commitment agreements; to employ all types and kinds of hedging techniques and investment management strategies; and to change the investments of the Trust and of each Class or Series.

(c)       To acquire (by purchase, subscription or otherwise), to hold, to trade in and deal in, to acquire any rights or options to purchase or sell, to sell or otherwise dispose of, to lend and to pledge any Trust Property or any of the foregoing securities, instruments or investments; to purchase and sell options on securities, currency, precious metals and other commodities, indices, futures contracts and other financial instruments and assets and enter into closing and other transactions in connection therewith; to enter into all types of commodities contracts, including, without limitation, the purchase and sale of futures contracts on securities, currency, precious metals and other commodities, indices and other financial instruments and assets; to enter into forward foreign currency exchange contracts and other foreign exchange and currency transactions of all types and kinds; to enter into interest rate, currency and other swap transactions; and to engage in all types and kinds of hedging and risk management transactions.

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(d)       To exercise all rights, powers and privileges of ownership or interest in all securities and other assets included in the Trust Property, including, without limitation, the right to vote thereon and otherwise act with respect thereto; and to do all acts and things for the preservation, protection, improvement and enhancement in value of all such securities and assets.

(e)       To acquire (by purchase, lease or otherwise) and to hold, use, maintain, lease, develop and dispose of (by sale or otherwise) any type or kind of property, real or personal, including domestic or foreign currency, and any right or interest therein.

(f)       To borrow money and in this connection issue notes, commercial paper or other evidence of indebtedness; to secure borrowings by mortgaging, pledging or otherwise subjecting as security all or any part of the Trust Property; to endorse, guarantee, or undertake the performance of any obligation or engagement of any other Person; to lend all or any part of the Trust Property to other Persons; and to issue general unsecured or other obligations of the Trust, and enter into indentures or agreements relating thereto.

(g)       To aid, support or assist by further investment or other action any Person, any obligation of or interest which is included in the Trust Property or in the affairs of which the Trust or any Class or Series has any direct or indirect interest; to do all acts and things designed to protect, preserve, improve or enhance the value of such obligation or interest; and to guarantee or become surety on any or all of the contracts, securities and other obligations of any such Person.

(h)       To join other security holders in acting through a committee, depositary, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Trustees shall deem proper.

(i)       To carry on any other business in connection with or incidental to any of the foregoing powers referred to in this Declaration, to do everything necessary, appropriate or desirable for the accomplishment of any purpose or the attainment of any object or the furtherance of any power referred to in this Declaration, either alone or in association with others, and to do every other act or thing incidental or appurtenant to or arising out of or connected with such business or purposes, objects or powers.

(j)       To the extent necessary or appropriate to give effect to the preferences, special or relative rights and privileges of any Class or Series, to allocate assets, liabilities, income and expenses of the Trust to particular Classes or Series or to apportion the same among two or more Classes or Series.

The foregoing clauses shall be construed both as objects and powers, and shall not be held to limit or restrict in any manner the general and plenary powers of the Trustees.

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Notwithstanding any other provision herein, the Trustees shall have full power in their discretion, without any requirement of approval by Shareholders, to invest part or all of the Trust Property (or part or all of the assets of any Class or Series), or to dispose of part or all of the Trust Property (or part or all of the assets of any Class or Series) and invest the proceeds of such disposition, in securities issued by one or more other investment companies registered under the 1940 Act. Any such other investment company may (but need not) be a trust (formed under the laws of the State of New York or of any other state) which is classified as a partnership for federal income tax purposes.

Section 2.10.     Legal Title. Legal title to all the Trust Property shall be vested in the Trustees who from time to time shall be in office. The Trustees may hold any security or other Trust Property in a form not indicating any trust, whether in bearer, unregistered or other negotiable form, and may cause legal title to any security or other Trust Property to be held by or in the name of one or more of the Trustees, or in the name of the Trust or any Class or Series, or in the name of a custodian, subcustodian, agent, securities depository, clearing agency, system for the central handling of securities or other book-entry system, or in the name of a nominee or nominees of the Trust or a Class or Series, or in the name of a nominee or nominees of a custodian, subcustodian, agent, securities depository, clearing agent, system for the central handling of securities or other book-entry system, or in the name of any other Person as nominee. The right, title and interest of the Trustees in the Trust Property shall vest automatically in each Person who may hereafter become a Trustee. Upon the termination of the term of office, resignation, removal or death of a Trustee he shall automatically cease to have any right, title or interest in any of the Trust Property, and the right, title and interest of such Trustee in the Trust Property shall vest automatically in the remaining Trustees.

Section 2.11.     By- Laws. The Trustees shall have full power and authority to adopt By-Laws providing for the conduct of the business of the Trust and containing such other provisions as they deem necessary, appropriate or desirable, and, subject to the voting powers of one or more Classes or Series, to amend and repeal such By-Laws. Unless the By-Laws specifically require that Shareholders authorize or approve the amendment or repeal of a particular provision of the By-Laws, any provision of the By-Laws may be amended or repealed by the Trustees without Shareholder authorization or approval.

Section 2.12.     Distribution and Repurchase of Shares. The Trustees shall have full power and authority to issue, sell, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, transfer, and otherwise deal in Shares. Shares may be sold for cash or property or other consideration whenever and in such amounts and manner as the Trustees deem desirable. The Trustees shall have full power to provide for the distribution of Shares either through one or more principal underwriters or by the Trust itself, or both.

Section 2.13.     Delegation. The Trustees shall have full power and authority to delegate from time to time to such of their number or to officers, employees or agents of the Trust or to other Persons the doing of such things and execution of such agreements or other instruments either in the name of the Trust or any Class or Series of the Trust or the names of the Trustees or otherwise as the Trustees may deem desirable or expedient.

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Section 2.14.     Collection and Payment. The Trustees shall have full power and authority to collect all property due to the Trust; to pay all claims, including taxes, against the Trust or Trust Property; to prosecute, defend, compromise, settle or abandon any claims relating to the Trust or Trust Property; to foreclose any security interest securing any obligations, by virtue of which any property is owed to the Trust; and to enter into releases, agreements and other instruments.

Section 2.15.     Expenses. The Trustees shall have full power and authority to incur on behalf of the Trust or any Class or Series and pay any costs or expenses which the Trustees deem necessary, appropriate, desirable or incidental to carry out, implement or enhance the business or operations of the Trust or any Class or Series thereof, and to pay compensation from the funds of the Trust to themselves as Trustees. The Trustees shall determine the compensation of all officers, employees and Trustees of the Trust. The Trustees shall have full power and authority to cause the Trust to charge all or any part of any cost, expense or expenditure (including without limitation any expense of selling or distributing Shares) or tax against the principal or capital of the Trust or any Class or Series, and to credit all or any part of the profit, income or receipt to the principal or capital of the Trust or any Class or Series.

Section 2.16.     Committees. The Trustees may appoint from their own number, and terminate, any one or more committees consisting of two or more Trustees, including an executive committee which may, when the Trustees are not in session, exercise some or all of the power and authority of the Trustees as the Trustees may determine.

Section 2.17.     Miscellaneous Powers. The Trustees shall have full power and authority to: (a) distribute to Shareholders all or any part of the earnings or profits, surplus (including paid-in surplus), capital (including paid-in capital) or assets of the Trust or of any Class or Series, the amount of such distributions and the manner of payment thereof to be solely at the discretion of the Trustees; (b) employ, engage or contract with such Persons as the Trustees may deem desirable for the transaction of the business or operations of the Trust or any Class or Series thereof; (c) enter into or cause the Trust or any Class or Series thereof to enter into joint ventures, partnerships (whether as general partner, limited partner or otherwise) and any other combinations or associations; (d) purchase and pay for entirely out of Trust property such insurance as they may deem necessary or appropriate for the conduct of the business, including, without limitation, insurance policies insuring the assets of the Trust and payment of distributions and principal on its portfolio investments, and insurance policies insuring the Shareholders, Trustees, officers, employees, agents, investment advisers or managers, principal underwriters, or independent contractors of the Trust individually against all claims and liabilities of every nature arising by reason of holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such person as Shareholder, Trustee, officer, employee, agent, investment adviser or manager, principal underwriter, or independent contractor, including any action taken or omitted that may be determined to constitute negligence, whether or not the Trust would have the power to indemnify such person against such liability; (e) establish pension, profit-sharing, share purchase, and other retirement, incentive and benefit plans for any Trustees, officers, employees and agents of the Trust; (f) indemnify or reimburse any

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Person with whom the Trust or any Class or Series thereof has dealings, including without limitation the Investment Adviser, Administrator, Principal Underwriter, Transfer Agent, financial service firms and other agents, to such extent as the Trustees shall determine; (g) guarantee the indebtedness or contractual obligations of other Persons; (h) determine and change the fiscal year of the Trust and the methods by which its books, accounts and records shall be kept; and (i) adopt a seal for the Trust, but the absence of such seal shall not impair the validity of any instrument executed on behalf of the Trust.

Section 2.18.     Litigation.

(a)       The Trustees shall have full power and authority, in the name and on behalf of the Trust, to engage in and to prosecute, defend, compromise, settle, abandon, or adjust by arbitration or otherwise, any actions, suits, proceedings, disputes, claims and demands relating to the Trust or arising out of or relating to the Trustees’ service to the Trust, and out of the assets of the Trust or any Class or Series thereof to pay or to satisfy any liabilities, losses, debts, claims or expenses (including without limitation attorneys’ fees) incurred in connection therewith, including those of litigation, and such power shall include without limitation the power of the Trustees or any committee thereof, in the exercise of their or its good faith business judgment, to dismiss or terminate any action, suit, proceeding, dispute, claim or demand, derivative or otherwise, brought by any Person, including a Shareholder in his own name or in the name of the Trust or any Class or Series thereof, whether or not the Trust or any Class or Series thereof or any of the Trustees may be named individually therein or the subject matter arises by reason of business for or on behalf of the Trust or any Class or Series thereof. To the maximum extent permitted by law, any exercise of power described in this Section 2.18 shall be final and binding on all Persons, including Shareholders.

(b)       Any suit, action or proceeding brought by or in the right of any Shareholder or any Person claiming any interest in any Shares seeking to enforce any provision of, or based on any matter arising out of, related to, or in connection with, this Declaration or the Trust, any Series or Class or any Shares, including without limitation any claim (whether direct, derivative or otherwise) of any nature against or on behalf of the Trust, any Series or Class, the Trustees or officers of the Trust, or the Investment Adviser, shall be brought exclusively in the United States District Court for the District of Massachusetts, or to the extent such court does not have jurisdiction then such actions and/or claims shall be brought in the Superior Court of Suffolk County for the Commonwealth of Massachusetts. If a Shareholder or group of Shareholders bring a claim in a jurisdiction other than as specified above, and venue for such claim is subsequently changed through legal process to the United States District Court for the District of Massachusetts or the Superior Court of Suffolk County for the Commonwealth of Massachusetts, such Shareholder(s) shall reimburse all expenses incurred by the Trust or any other Person in effecting such change of venue.

(c)       A Shareholder or Shareholders may bring a derivative action on behalf of the Trust only in accordance with the terms of this Section 2.18 in addition to any requirements applicable to shareholders of a Massachusetts business corporation that are not inconsistent with the terms of this Declaration.

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(d)       Except to the extent expressly permitted under the federal securities laws, no Shareholder or group of Shareholders shall have the right to bring or maintain any court action, proceeding or claim on behalf of the Trust or any Series or Class of Shares without first making demand on the Trustees requesting the Trustees to bring or maintain such action, proceeding or claim. Such demand shall not be excused under any circumstances, including claims of alleged interest on the part of the Trustees, unless the demanding Shareholder(s) make a specific showing that irreparable nonmonetary injury to the Trust or Series or Class of Shares that the Shareholder(s) could not reasonably have prevented would otherwise result. Such demand shall be mailed to the Secretary of the Trust at the Trust’s principal office and shall set forth with particularity the nature of the proposed court action, proceeding or claim and the essential facts relied upon by the Shareholder(s) to support the allegations made in the demand. The Trustees shall consider the merits of the claim and determine whether commencing or maintaining a suit would be in the best interests of the Trust or the affected Series or Class, as applicable. In their sole discretion, the Trustees may submit the question of whether to proceed with the claim to a vote of Shareholders of the Trust or a Series or Class of Shares, as appropriate. To the maximum extent permitted by law, any decision by the Trustees to bring, maintain or settle (or not to bring, maintain or settle) such court action, proceeding or claim, or to submit the matter to a vote of Shareholders, shall be final and binding upon the Shareholders.

(e)       Any Trustee acting in connection with any demand or any proceeding relating to a claim on behalf of or for the benefit of the Trust or any Series or Class thereof who is not an Interested Person of the Trust shall be deemed to be independent and disinterested with respect to any actions taken in connection with any such demand, proceeding, or claim. Without limiting the foregoing, a Trustee otherwise independent for purposes of considering the demand shall not be considered not to be independent and disinterested by virtue of (i) the fact that such Trustee receives remuneration for his service as a Trustee of the Trust or as a trustee or director of one or more investment companies with the same or an affiliated investment adviser or underwriter, (ii) the amount of such remuneration, (iii) the fact that such Trustee was identified in the demand as a potential defendant or witness or was named as a defendant in any derivative action, or (iv) the fact that the Trustee approved or participated in the act being challenged in the demand if the act resulted in no material personal benefit to the Trustee or, if the Trustee is also a Shareholder, no material personal benefit that is not shared pro rata with other Shareholders of the Series or Class of which the Trustee is a Shareholder.

(f)       For purposes of this Section 2.18, the Trustees may designate a committee to consider a demand by Shareholders. Such committee (or the Trustees in the absence of a committee) shall be entitled to retain counsel or other advisers in considering the merits of the demand.

(g)       Any diminution in the value of the Shareholder’s shares, or any other claim arising out of or relating to an allegation regarding the actions, inaction, or omissions of or by the Trustees, the Trust’s officers, or the Investment Adviser is a legal claim belonging only to the Trust and not to the Shareholders individually. Accordingly, all Shareholders shall be bound to bring any and all such claims pursuant only to the provisions of Section 2.18(c) - (e). For these purposes, the Trust is deemed to be a separate and distinct legal entity.

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(h)       In the event that any current or former Shareholder or anyone on such a Shareholder’s behalf (each, a “Claiming Party”) initiates or asserts any claim in a derivative action brought by or in the right of the Trust or a Series (“Claim”) or joins, offers substantial assistance to or has a direct financial interest in any Claim against the Trust or Series and/or any Trustee, Trust officer or the Investment Adviser (the “Defendants”), then to the fullest extent permitted by law, either (i) if the Claiming Parties are found to have brought or maintained the Claim without reasonable cause or for an improper purpose, then each Claiming Party shall be obligated jointly and severally to reimburse the Defendants’ reasonable expenses, including reasonable counsel fees, incurred in defending the Claim or (ii) if the Claim is found to have resulted in a substantial benefit to the Trust or Series, the Trust or Series shall be obligated to reimburse the Claiming Parties’ reasonable expenses, including counsel fees, incurred in pursuing the Claim.

Article III

CONTRACTS

Section 3.1.     Principal Underwriter. The Trustees may in their discretion from time to time authorize the Trust to enter into one or more contracts providing for the sale of the Shares. Pursuant to any such contract the Trust may either agree to sell the Shares to the other party to the contract or appoint such other party its sales agent for such Shares. In either case, any such contract shall be on such terms and conditions as the Trustees may in their discretion determine; and any such contract may also provide for the sale of Shares by such other party as principal or as agent of the Trust.

Section 3.2.     Investment Adviser. The Trustees may, subject to any approvals by Shareholders required by applicable law, in their discretion from time to time authorize the Trust to enter into one or more investment advisory agreements whereby the other party or parties to any such agreements shall undertake to furnish the Trust investment advisory and research facilities and services and such other facilities and services, if any, as the Trustees shall consider desirable and all upon such terms and conditions as the Trustees may in their discretion determine. Notwithstanding any provisions of this Declaration, the Trustees may authorize the Investment Adviser, in its discretion and without any prior consultation with the Trust, to buy, sell, lend and otherwise trade and deal in any and all securities, commodity contracts and other investments and assets of the Trust and to engage in and employ all types of transactions and strategies in connection therewith. Any such action taken pursuant to such agreement shall be deemed to have been authorized by all of the Trustees.

The Trustees may also authorize the Trust to employ, or authorize the Investment Adviser to employ, one or more sub-investment advisers from time to time to perform such of the acts and services of the Investment Adviser and upon such terms and conditions as may be agreed upon between the Investment Adviser and such sub-investment adviser and approved by the Trustees.

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Section 3.3.     Administrator. The Trustees may in their discretion from time to time authorize the Trust to enter into one or more administration agreements, whereby the other party to such agreement shall undertake to furnish to the Trust or a Series or a Class thereof such administrative facilities and services and such other facilities and services, if any, as the Trustees consider desirable and all upon such terms and conditions as the Trustees may in their discretion determine.

The Trustees may also authorize the Trust to employ or authorize the Administrator to employ one or more sub-administrators from time to time to perform such of the acts and services of the Administrator and upon such terms and conditions as may be agreed upon between the Administrator and such sub-administrator and approved by the Trustees.

Section 3.4.     Other Service Providers. The Trustees may in their discretion from time to time authorize the Trust to enter into one or more agreements whereby the other party or parties to any such agreements will undertake to provide to the Trust or any Class or Series or Shareholders or beneficial owners of Shares such services as the Trustees consider desirable and all upon such terms and conditions as the Trustees in their discretion may determine.

Section 3.5.     Transfer Agents. The Trustees may in their discretion from time to time appoint one or more transfer agents for the Trust or any Class or Series thereof. Any contract with a transfer agent shall be on such terms and conditions as the Trustees may in their discretion determine.

Section 3.6.     Custodian. The Trustees may appoint a bank or trust company having an aggregate capital, surplus and undivided profits (as shown in its last published report) of at least $2,000,000 as a custodian of the Trust or any Class or Series with authority as its agent to hold cash and securities owned by the Trust or the Class or Series and to release and deliver the same and otherwise to perform such duties as the Trustees may specify, all upon such terms and conditions as may be agreed upon between the Trust and the Custodian.

Section 3.7.     Affiliations. The fact that:

(a)       any of the Shareholders, Trustees or officers of the Trust is a shareholder, creditor, director, officer, partner, trustee or employee of or has any interest in any Person or any parent or affiliate of any such Person, with which a contract or agreement of the character described in this Article III has been or will be made, or that any such Person, or any parent or affiliate thereof, is a Shareholder of or has an interest in the Trust, or that

(b)       any such Person also has similar contracts, agreements or plans with other investment companies (including, without limitation, the investment companies referred to in the last paragraph of Section 2.9) or Persons, or has other business activities or interests, shall not affect in any way the validity of any such contract, agreement or plan or disqualify any Shareholder, Trustee or officer of the Trust from authorizing, voting upon or executing the same or create any liability or accountability to the Trust or its Shareholders.

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Article IV

LIMITATIONS OF LIABILITY OF SHAREHOLDERS, TRUSTEES AND OTHERS

Section 4.1.     No Personal Liability of Shareholders, Trustees, Officers and Employees. No Shareholder shall be subject to any personal liability whatsoever to any Person in connection with Trust Property or the acts, obligations or affairs of the Trust or any Class or Series thereof. All Persons dealing or contracting with the Trustees as such or with the Trust or any Class or Series thereof or having any claim against the Trust or any Class or Series thereof shall have recourse only to the Trust or such Class or Series for the payment of their claims or for the payment or satisfaction of claims, obligations or liabilities arising out of such dealings or contracts. No Trustee, officer or employee of the Trust, whether past, present or future, shall be subject to any personal liability whatsoever to any such Person, and all such Persons shall look solely to the Trust Property, or to the assets of one or more specific Class or Series of the Trust if the claim arises from the act, omission or other conduct of such Trustee, officer or employee with respect to only such Class or Series, for satisfaction of claims of any nature arising in connection with the affairs of the Trust or such Class or Series. If any Shareholder, Trustee, officer or employee, as such, of the Trust is made a party to any suit or proceeding to enforce any such liability of the Trust or any Class or Series thereof, he shall not, on account thereof, be held to any personal liability.

Section 4.2.     Trustee’s Good Faith Action; Advice to Others; No Bond or Surety. The exercise by the Trustees of their powers and discretions hereunder shall be binding upon all Interested Parties. A Trustee shall not be liable for errors of judgment or mistakes of fact or law. The Trustees shall not be responsible or liable in any event for any neglect or wrongdoing of them or of any officer, agent, employee, consultant, investment adviser or other adviser, administrator, distributor or principal underwriter, custodian or transfer, dividend disbursing, shareholder servicing or accounting agent of the Trust, nor shall any Trustee be responsible for the act or omission of any other Trustee. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration and their duties as Trustees, and shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice. In discharging their duties, the Trustees, when acting in good faith, shall be entitled to rely upon this Declaration, the records, books and accounts of the Trust and upon reports made to the Trustees by any officer, employee, agent, consultant, accountant, attorney, investment adviser or other adviser, principal underwriter, expert, professional firm or independent contractor. The Trustees as such shall not be required to give any bond or surety or any other security for the performance of their duties. No provision of this Declaration shall protect any Trustee or officer of the Trust against any liability to the Trust or its Shareholders to which he would otherwise be subject by reason of his own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. To the extent that, at law or in equity, a Trustee is found to have duties and liabilities relating thereto to the Trust, the Shareholders or any other Person, a Trustee acting under this Declaration shall not be liable to the Trust, the Shareholders or any other Person if the Trustee has relied in good faith on the provisions of this Declaration.

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Section 4.3.     Indemnification.

(a)       Subject to the exceptions and limitations contained in paragraph (b) below:

(i)       every person who is, or has been, a Trustee, officer, employee or agent of the Trust (including any individual who serves at its request as director, officer, partner, trustee or the like of another organization in which it has any interest as a shareholder, creditor or otherwise) shall be indemnified by the Trust, or by one or more Series thereof if the claim arises from his or her conduct with respect to only such Series (unless the Series was terminated prior to any such liability or claim being known to the Trustees, in which case such obligations, to the extent not satisfied out of the assets of a Series, the obligation shall be an obligation of the Trust), to the fullest extent permitted by law against all liability and against all expenses reasonably incurred or paid by him in connection with any claim, action, suit or proceeding in which he becomes involved as a party or otherwise by virtue of his being or having been a Trustee or officer and against amounts paid or incurred by him in the settlement thereof; and

(ii)       the words “claim,” “action,” “suit,” or “proceeding” shall apply to all claims, actions, suits or proceedings (civil, criminal, or other, including appeals), actual or threatened; and the words “liability” and “expenses” shall include, without limitation, attorneys’ fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.

(b)       To the extent required by the 1940 Act, no indemnification shall be provided hereunder to a Trustee or officer:

(i)       with respect to any matter as to which he shall have been finally adjudicated to be liable to the Trust, a Series thereof or the Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office as expressly set forth herein;

(ii)       in the event of a settlement or other disposition not involving a final adjudication as provided in paragraph (b)(i) resulting in a payment by a Trustee or officer, unless there has been a determination that such Trustee or officer did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office as expressly set forth herein:

(A)	by the court or other body approving the settlement or other disposition;

(B)	based upon a review of readily available facts (as opposed to a full trial-type inquiry) by (x) vote of a majority of the Non-interested Trustees acting on the matter (provided that a majority of the Non-interested Trustees then in office act on the matter) or (y) written opinion of independent legal counsel; or
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(C)	by a vote of a majority of the Shares outstanding and entitled to vote (excluding Shares owned of record or beneficially by such individual).

(c)       The rights of indemnification herein provided may be insured against by policies maintained by the Trust, shall be severable, shall not affect any other rights to which any Trustee or officer may now or hereafter be entitled, shall continue as to a person who has ceased to be such Trustee or officer and shall inure to the benefit of the heirs, executors, administrators and assigns of such a person. Nothing contained herein shall affect any rights to indemnification to which personnel of the Trust or any Series thereof other than Trustees and officers may be entitled by contract or otherwise under law.

(d)       Expenses of preparation and presentation of a defense to any claim, action, suit or proceeding of the character described in paragraph (a) of this Section 4.3 may be advanced by the Trust or a Series thereof prior to final disposition thereof upon receipt of an undertaking by or on behalf of the recipient to repay such amount if it is ultimately determined that he is not entitled to indemnification under this Section 4.3, provided that either:

(i)       such undertaking is secured by a surety bond or some other appropriate security provided by the recipient, or the Trust or a Series thereof shall be insured against losses arising out of any such advances; or

(ii)       a majority of the Non-interested Trustees acting on the matter (provided that a majority of the Non-interested Trustees act on the matter) or an independent legal counsel in a written opinion shall determine, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the recipient ultimately will be found entitled to indemnification.

As used in this Section 4.3, a “Non-interested Trustee” is one who (i) is not an interested person of the Trust (including anyone who has been exempted from being an interested person by any rule, regulation or order of the Commission), and (ii) is not involved in the claim, action, suit or proceeding.

(e)       Any repeal or modification of this Article IV or adoption or modification of any other provision of this Declaration inconsistent with this Article IV shall be prospective only to the extent that such repeal or modification would, if applied retroactively, adversely affect any limitation on the liability of any person or indemnification or right to advancement of any expense available to any person with respect to any act or omission that occurred prior to such repeal, modification or adoption.

Section 4.4.     No Duty of Investigation. No purchaser, lender or other Person dealing with the Trustees or any officer, employee or agent of the Trust or a Class or Series thereof shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustees or by said officer, employee or agent or be liable for the application of money or property paid, loaned, or delivered to or on the order of the Trustees or of said officer, employee or agent. Every obligation, contract, instrument,

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certificate, Share, other security or undertaking of the Trust or a Class or Series, and every other act or thing whatsoever executed in connection with the Trust shall be conclusively presumed to have been executed or done by the executors thereof only in their capacity as Trustees under this Declaration or in their capacity as officers, employees or agents of the Trust. Every written obligation, contract, instrument, certificate, Share, other security or undertaking of the Trust or a Class or Series made or issued by the Trustees shall recite that the same is executed or made by them not individually, but as Trustees under the Declaration, and that the obligations of the Trust or a Class or Series thereof under any such instrument are not binding upon any of the Trustees or Shareholders individually, but bind only the Trust Property or the Trust Property of the applicable Class or Series, and may contain any further recital which they may deem appropriate, but the omission of any such recital shall not operate to bind the Trustees or Shareholders individually.

Section 4.5.     Reliance on Records and Experts. Each Trustee, officer or employee of the Trust shall, in the performance of his duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon this Declaration, the records, books and accounts of the Trust or a Class or Series thereof, upon an opinion or other advice of legal counsel, or upon reports made or advice given to the Trust or a Class or Series thereof by any Trustee or any of the Trust’s officers or employees or by the Investment Adviser, the Administrator, the Custodian, a Principal Underwriter, Transfer Agent, accountants, appraisers or other experts, advisers, consultants or professionals selected with reasonable care by the Trustees or officers of the Trust, regardless of whether the person rendering such report or advice may also be a Trustee, officer or employee of the Trust.

Article V

SHARES OF BENEFICIAL INTEREST

Section 5.1.     Shares of Beneficial Interest. The interest of the beneficiaries of the Trust initially shall be divided into common shares of beneficial interest of $.01 par value per share. The number of common shares authorized hereunder is unlimited. All shares issued, including, without limitation, those issued in connection with a dividend or distribution or a share split, shall be fully paid and nonassessable. The Trustees may, without Shareholder approval, authorize one or more Classes of Shares (which Classes may without Shareholder approval be divided by the Trustees into two or more Series), Shares of each such Class or Series having such preferences, voting powers and special or relative rights or privileges (including conversion rights, if any) as the Trustees may determine and as shall be set forth in a resolution adopted in accordance with the By-Laws. The number of Shares of each Class or Series authorized shall be unlimited except as the By-Laws may otherwise provide. The Trustees may from time to time divide or combine the Shares of any Class or Series into a greater or lesser number without thereby changing the proportionate beneficial interest in the Class or Series.

The ownership of Shares shall be recorded on the books of the Trust or a transfer or similar agent. No certificates certifying the ownership of Shares shall be issued except as the Trustees may otherwise determine from time to time. The Trustees may make such rules as they consider

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appropriate for the issuance of Share certificates, the transfer of Shares and similar matters. The record books of the Trust as kept by the Trust or any transfer or similar agent, as the case may be, shall be conclusive as to who are the Shareholders of each Class or Series and as to the number of Shares of each Class or Series held from time to time by each Shareholder. The Trustees may at any time discontinue the issuance of Share certificates and may, by written notice to each Shareholder, require the surrender of Share certificates to the Trust for cancellation. Such surrender and cancellation shall not affect the ownership of Shares in the Trust.

Section 5.2.     Voting Powers. Subject to the voting powers of one or more Classes or Series, the Shareholders shall have power to vote only (a) with respect to the election of Trustees, (b) for the removal of Trustees as provided for herein, (c) with respect to any Investment Adviser as required by applicable law, (d) with respect to any termination or amendment of this Trust, or with respect to certain transactions, to the extent and as provided in Article VIII, (e) to the same extent as the stockholders of a Massachusetts business corporation as to whether or not a court action, proceeding or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Trust or the Shareholders, and (f) with respect to such additional matters relating to the Trust as may be required by law, this Declaration, the By-Laws or any registration of the Trust with the Securities and Exchange Commission (or any successor agency) or any state, or as the Trustees may consider necessary or desirable. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote. Notwithstanding any other provision of this Declaration, on any matter submitted to a vote of Shareholders, all Shares of the Trust then entitled to vote shall, except as otherwise provided in the By-Laws or required by applicable law, be voted in the aggregate as a single Class without regard to Classes or Series. There shall be no cumulative voting in the election of Trustees.

Section 5.3.     Rights of Shareholders. The ownership of the Trust Property of every description and the right to conduct any business of the Trust are vested exclusively in the Trustees, and the Shareholders shall have no interest therein other than the beneficial interest conferred by their Shares, and they shall have no right to call for any partition or division of any property, profits, rights or interests of the Trust or of any Class or Series nor can they be called upon to share or assume any losses of the Trust or of any Class or Series or suffer an assessment of any kind by virtue of their ownership of Shares. The Shares shall be personal property giving only the rights specifically set forth in this Declaration. For the avoidance of doubt, Shareholders shall have no rights, privileges, claims or remedies under any contract or agreement entered into by the Trust or any Series thereof with any service provider or other agent to or contractor with the Trust or a Series thereof, including, without limitation, any third party beneficiary rights. Neither the Trust nor the Trustees, nor any officer, employee or agent of the Trust shall have any power to bind personally any Shareholder, nor, except as specifically provided herein, to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay. The Shares shall not entitle the holder to preference, preemptive, appraisal, conversion or exchange rights, except as the Trustees may specifically determine with respect to any Class or Series.

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Every Shareholder by virtue of having become a Shareholder shall be held to have expressly assented and agreed to the terms of this Declaration and the Bylaws and to have become a party hereto and thereto. The death of a Shareholder during the continuance of the Trust shall not operate to terminate the same nor entitle the representative of any deceased Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but only to the rights of said decedent under this Trust.

Section 5.4.     Trust Only; No Implied Duties. It is the intention of the Trustees to create a voluntary association with transferable shares (commonly known as a business trust) of the type referred to in Chapter 182 of the General Laws of the Commonwealth of Massachusetts. It is not the intention of the Trustees to create a general partnership, limited partnership, joint venture, joint stock association or company, corporation, bailment or any form of legal relationship other than a Massachusetts business trust. Nothing in this Declaration shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members or joint venturers. Duties of the Trustees are limited to those imposed by applicable law or expressly stated herein.

Section 5.5.     Issuance of Shares. The Trustees in their discretion may, from time to time and without any authorization or vote of the Shareholders, issue Shares of any Class or Series, in addition to the then issued and Outstanding Shares, to such party or parties and for such amount and type of consideration, including cash or property, at such time or times and on such terms as the Trustees may deem appropriate or desirable, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with the assumption of, liabilities) and businesses. In connection with any issuance of Shares, the Trustees may issue fractional Shares and reissue and resell full and fractional Shares held in the treasury. The Trustees may authorize the issuance of certificates of beneficial interest to evidence the ownership of Shares. Shares held in the treasury shall not be voted nor shall such Shares be entitled to any dividends or other distributions declared with respect thereto. The Trustees in their discretion may also, from time to time and without any authorization or vote of the Shareholders, issue to the extent consistent with applicable law securities of the Trust convertible into Shares of the Trust and warrants to purchase securities of the Trust, in each case pursuant to such terms and under such conditions as the Trustees may specify in their discretion. Shares of any Class or Series, in addition to the then issued and outstanding Shares, and such warrants or convertible securities, may be issued to such party or parties and for such amount and type of consideration, including cash or property, at such time or times and on such terms as the Trustees may deem appropriate or desirable, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with the assumption of, liabilities) and businesses. The officers of the Trust are severally authorized to take all such actions as may be necessary or desirable to carry out this Section 5.5.

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Article VI

REDEMPTIONS AND REPURCHASES

Section 6.1.     Redemptions and Repurchases of Shares. From time to time the Trust may redeem or repurchase its Shares, all upon such terms and conditions as may be determined by the Trustees and subject to any applicable provisions of the 1940 Act. The Trust may require Shareholders to pay a withdrawal charge, a sales charge, or any other form of charge to the Trust, to the underwriter or to any other person designated by the Trustees upon redemption or repurchase of Trust Shares in such amount as shall be determined from time to time by the Trustees. The Trust may also charge a redemption or repurchase fee in such amount as may be determined from time to time by the Trustees.

Section 6.2.     Manner of Payment. Payment of Shares redeemed or repurchased may at the option of the Trustees or such officer or officers as they may duly authorize for the purpose, in their complete discretion, be made in cash, or in kind, or partially in cash and partially in kind. In case of payment in kind the Trustees, or their delegate, shall have absolute discretion as to what security or securities shall be distributed in kind and the amount of the same, and the securities shall be valued for purposes of distribution at the figure at which they were appraised in computing the net asset value of the Shares, provided that any Shareholder who cannot legally acquire securities so distributed in kind by reason of the prohibitions of the 1940 Act shall receive cash.

Section 6.3.     Involuntary Redemption. If the Trustees shall, at any time and in good faith, be of the opinion that direct or indirect ownership of Shares of any Class or Series or other securities of the Trust has or may become concentrated in any person to an extent which would disqualify the Trust as a regulated investment company under the Internal Revenue Code, then the Trustees shall have the power by lot or other means deemed equitable by them (a) to call for redemption by any such person a number, or principal amount, of Shares or other securities of the Trust sufficient to maintain or bring the direct or indirect ownership of Shares or other securities of the Trust into conformity with the requirements for such qualification and (b) to refuse to transfer or issue Shares or other securities of the Trust to any person whose acquisition of the Shares or other securities of the Trust in question would result in such disqualification. The redemption shall be effected upon such terms and conditions as shall be determined by the Trustees.

The holders of Shares or other securities of the Trust shall upon demand disclose to the Trustees in writing such information with respect to direct and indirect ownership of Shares or other securities of the Trust as the Trustees deem necessary to comply with the provisions of the Internal Revenue Code, or to comply with the requirements of any other taxing authority.

Article VII

DETERMINATION OF NET ASSET VALUE, NET INCOME AND DISTRIBUTIONS

Section 7.1.     Net Asset Value. The net asset value of each outstanding Share of the Trust or of any Class or Series thereof shall be determined on such days and at or as

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of such time or times as the Trustees may determine. Any reference in this Declaration to the time at which a determination of net asset value is made shall mean the time as of which the determination is made. The power and duty to determine and method of determination of net asset value may be delegated by the Trustees from time to time to the Investment Adviser, the Administrator, the Custodian, the Transfer Agent or such other Person or Persons as the Trustees may determine. The value of the assets of the Trust or any Class or Series thereof shall be determined in a manner authorized by the Trustees. From the total value of said assets, there shall be deducted all indebtedness, interest, taxes, payable or accrued, including estimated taxes on unrealized book profits, expenses and management charges accrued to the appraisal date, and all other items in the nature of liabilities which shall be deemed appropriate by the Trustees, as incurred by or allocated to the Trust or any Class or Series thereof. The resulting amount, which shall represent the total net assets of the Trust or Class or Series thereof, shall be divided by the number of Outstanding Shares of the Trust or Class or Series thereof at that time and the quotient so obtained shall be deemed to be the net asset value of the Shares of the Trust or Class or Series thereof. The Trust may declare a suspension of the determination of net asset value to the extent permitted by the 1940 Act. It shall not be a violation of any provision of this Declaration if Shares are sold, redeemed or repurchased by the Trust at a price other than one based on net asset value if the net asset value is affected by one or more errors inadvertently made in the pricing of portfolio securities or other investments or in accruing or allocating income, expenses, reserves or liabilities. No provision of this Declaration shall be construed to restrict or affect the right or ability of the Trust to employ or authorize the use of pricing services, appraisers or any other means, methods, procedures, or techniques in valuing the assets or calculating the liabilities of the Trust or any Class or Series thereof.

Section 7.2.     Dividends and Distributions.

(a)       The Trustees may from time to time distribute ratably among the Shareholders of the Trust or of a Class or Series thereof such portion of the net earnings or profits, surplus (including paid-in surplus), capital (including paid-in capital), or assets of the Trust or such Class or Series held by the Trustees as they may deem appropriate or desirable. Such distributions may be made in cash, additional Shares or property (including without limitation any type of obligations of the Trust or Class or Series or any assets thereof), and the Trustees may distribute ratably among the Shareholders of the Trust or Class or Series thereof additional Shares of the Trust or Class or Series thereof issuable hereunder in such manner, at such times, and on such terms as the Trustees may deem appropriate or desirable. Such distributions may be among the Shareholders of the Trust or Class or Series thereof at the time of declaring a distribution or among the Shareholders of the Trust or Class or Series thereof at such other date or time or dates or times as the Trustees shall determine. The Trustees may always retain from the earnings or profits such amounts as they may deem appropriate or desirable to pay the expenses and liabilities of the Trust or a Class or Series thereof or to meet obligations of the Trust or a Class or Series thereof, together with such amounts as they may deem desirable to use in the conduct of its affairs or to retain for future requirements or extensions of the business or operations of the Trust or such Class or Series. The Trust may adopt and offer to Shareholders such dividend reinvestment plans, cash dividend payout plans or other distribution plans as the Trustees

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may deem appropriate or desirable. The Trustees may in their discretion determine that an account administration fee or other similar charge may be deducted directly from the income and other distributions paid on Shares to a Shareholder’s account in any Class or Series.

(b)       The Trustees may prescribe, in their absolute discretion, such bases and times for determining the amounts for the declaration and payment of dividends and distributions as they may deem necessary, appropriate or desirable.

(c)       Inasmuch as the computation of net income and gains for federal income tax purposes may vary from the computation thereof on the books of account, the above provisions shall be interpreted to give the Trustees full power and authority in their absolute discretion to distribute for any fiscal year as dividends and as capital gains distributions, respectively, additional amounts sufficient to enable the Trust or a Class or Series thereof to avoid or reduce liability for taxes.

Section 7.3.     Power to Modify Foregoing Procedures. Notwithstanding any provision contained in this Declaration, the Trustees may prescribe, in their absolute discretion, such other means, methods, procedures or techniques for determining the per Share net asset value of a Class or Series thereof or the income of the Class or Series thereof, or for the declaration and payment of dividends and distributions on any Class or Series.

Article VIII

DURATION; TERMINATION OF TRUST OR A CLASS OR SERIES; MERGERS;
AMENDMENTS

Section 8.1.     Duration. The Trust shall continue without limitation of time but subject to the provisions of this Article VIII. The death, declination, resignation, retirement, removal or incapacity of the Trustees, or any one of them, shall not operate to terminate or annul the Trust or to revoke any existing agency or delegation or authority pursuant to the terms of this Declaration or of the By-Laws.

Section 8.2.     Merger or Termination of the Trust or a Series or a Class. The Trust may merge or consolidate with any other corporation, association, trust or other organization or may sell, lease or exchange all or substantially all of the Trust property, including its good will, upon such terms and conditions and for such consideration when and as authorized at a meeting of Shareholders called for the purpose by the affirmative vote of the holders of two-thirds of each Class and Series of Shares outstanding and entitled to vote (with each such class and series separately voting thereon as a separate Class or Series), or by an instrument or instruments in writing without a meeting, consented to by the holders of two-thirds of each Class and Series of Shares (with each such Class and Series separately consenting thereto as a separate Class or Series); provided, however, that if such merger, consolidation, sale, lease or exchange is recommended by the Trustees, the vote or written consent of the holders of a majority of the Shares outstanding and entitled to vote shall be sufficient authorization; and any such

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merger, consolidation, sale, lease or exchange shall be deemed for all purposes to have been accomplished under and pursuant to the statutes of The Commonwealth of Massachusetts. Upon making provision for the payment of all outstanding obligations, taxes and other liabilities, (whether accrued or contingent) of the Trust, the Trustees shall distribute the remaining assets of the Trust ratably among the holders of the outstanding Shares, except as may be otherwise provided by the Trustees with respect to any Class or Series of Shares thereof.

Subject to authorization by the Shareholders as indicated below in this paragraph, the Trust may at any time sell and convert into money all of the assets of the Trust, and, upon making provision for the payment of all outstanding obligations, taxes and other liabilities (whether accrued or contingent) of the Trust, the Trustees shall distribute the remaining assets of the Trust ratably among the holders of the outstanding Shares, except as may be otherwise provided by the Trustees with respect to any Class or Series of Shares. Such action shall first have been authorized at a meeting of Shareholders called for the purpose by the affirmative vote of the holders of two-thirds of each Class and Series of Shares outstanding and entitled to vote (with each such Class and Series separately voting thereon as a separate Class or Series), or by an instrument or instruments in writing without a meeting, consented to by the holders of two-thirds of each Class and Series of Shares (with each such Class and Series separately consenting thereto as a separate Class or Series); provided, however, that if such action is recommended by the Trustees, the vote or written consent of the holders of a majority of the Shares outstanding and entitled to vote shall be sufficient authorization.

Upon completion of the distribution of the remaining proceeds or the remaining assets as provided in this section, the Trust shall terminate and the Trustees shall be discharged of any and all further liabilities and duties hereunder and the right, title and interest of all parties shall be cancelled and discharged.

Section 8.3.     Amendments. The execution of an instrument setting forth the establishment and designation and the relative rights of any Class or Series of Shares in accordance with Section 5.1 hereof shall, without any authorization, consent or vote of the Shareholders, effect an amendment of this Declaration. Except as otherwise provided in this Section, if authorized by a majority of the Trustees and by vote of a majority of the outstanding voting securities of the Trust affected by the amendment (which voting securities shall, unless otherwise provided by the Trustees, vote together on such amendment as a single class), or by any larger vote which may be required by applicable law or this Declaration of Trust in any particular case, the Trustees may amend or otherwise supplement this Declaration. The Trustees may also amend this Declaration without the vote or consent of Shareholders to change the name of the Trust or to make such other changes as do not have a materially adverse effect on the rights or interests of Shareholders hereunder or if they deem it necessary to conform this Declaration to the requirements of applicable Federal laws or regulations or the requirements of the regulated investment company provisions of the Internal Revenue Code, but the Trustees shall not be liable for failing so to do.

No amendment may be made under this Section which shall amend, alter, change or repeal any of the provisions of Article VIII unless the amendment effecting such amendment, alteration,

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change or repeal shall receive the affirmative vote or consent of the holders of two-thirds of each Class and Series of Shares outstanding and entitled to vote (with each such Class and Series separately voting thereon on consenting thereto as a separate Class or Series). Such affirmative vote or consent shall be in addition to the vote or consent of the holders of Shares otherwise required by law or by any agreement between the Trust and any national securities exchange.

Nothing contained in this Declaration shall permit the amendment of this Declaration to impair the exemption from personal liability of the Shareholders, Trustees, officers, employees and agents of the Trust or to permit assessments upon Shareholders.

Notwithstanding any other provision hereof, until such time as a Registration Statement under the Securities Act of 1933, as amended, covering the first public offering of securities of the Trust shall have become effective, this Declaration may be terminated or amended in any respect by the affirmative vote of a majority of the Trustees or by an instrument signed by a majority of the Trustees.

Section 8.4.     Certain Transactions.

(a)       Notwithstanding any other provision of this Declaration and subject to the exceptions provided in sub-section (d) of this Section 8.4, the types of transactions described in sub-section (c) of this Section 8.4 shall require the affirmative vote or consent of the holders of seventy-five percent (75%) of each Class of Shares outstanding (with each such Class voting separately thereon), when a Principal Shareholder (as defined in sub-section (b) of this Section 8.4) is determined by the Trustees to be a party to the transaction. Such affirmative vote or consent shall be in addition to the vote or consent of the holders of Shares otherwise required by law or by the terms of any Class or Series, whether now or hereafter authorized, or by any agreement between the Trust and any national securities exchange.

(b)       The term “Principal Shareholder” shall mean any Person which is the beneficial owner, directly or indirectly, of more than five percent (5%) of the Outstanding Shares of the Trust or of any Class and shall include any “affiliate” or “associate”, as such terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934. For the purpose of this Section 8.4, in addition to the Shares which a Person beneficially owns directly, (a) a Person shall be deemed to be the beneficial owner of any Shares (i) which the Trustees determine it has the right to acquire pursuant to any agreement or upon exercise of conversion rights or warrants, or otherwise (but excluding Share options granted by the Trust) or (ii) which the Trustees determine are beneficially owned, directly or indirectly (including Shares deemed owned through application of clause (i) above), by any other Person with which it or its “affiliate” or “associate” (as defined above) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of Shares, or which is its affiliate or associate, and (b) the outstanding Shares shall include Shares deemed owned through application of clauses (i) and (ii) above but shall not include any other Shares which are not at the time issued and outstanding but may be issuable pursuant to any agreement, or upon exercise of conversion rights or warrants, or otherwise.

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(c)       This Section 8.4 shall apply to the following transactions:

(i)            The merger or consolidation of the Trust or any subsidiary of the Trust with or into any Principal Shareholder.

(ii)       The issuance of any securities of the Trust to any Principal Shareholder for cash.

(iii)       The sale, lease or exchange of all or any substantial part of the assets of the Trust to any Principal Shareholder (except assets determined by the Trustees to have an aggregate fair market value of less than $1,000,000, aggregating for the purpose of such computation all assets sold, leased or exchanged in any series of similar transactions within a twelve-month period or assets sold in the ordinary course of business).

(iv)       The sale, lease or exchange to or with the Trust or any subsidiary thereof, in exchange for securities of the Trust, of any assets of any Principal Shareholder (except assets determined by the Trustees to have an aggregate fair market value of less than $1,000,000 aggregating for the purpose of such computation all assets sold, leased or exchanged in any series of similar transactions within a twelve-month period).

For purposes of this sub-section 8.4(c), the term “Principal Shareholder” shall include all subsidiaries, affiliates, associates, or other persons acting in concert with any Principal Shareholder.

(d)       The provisions of this Section 8.4 shall not be applicable to (i) any of the transactions described in sub-section (c) of this Section 8.4 if the Trustees shall by resolution have approved a memorandum of understanding with such Principal Shareholder with respect to and substantially consistent with such transaction, or (ii) any such transaction with any Person of which a majority of the outstanding shares of all classes of stock normally entitled to vote in the election of directors is owned of record or beneficially by the Trust and its subsidiaries.

(e)       The Trustees shall have the power to determine for the purposes of this Section 8.4 on the basis of information known to the Trust, whether (i) a Person beneficially owns more than five percent (5%) of the outstanding Shares or is otherwise a Principal Shareholder, (ii) a Person is an “affiliate” or “associate” (as defined above) of another, (iii) the assets being acquired or leased to or by the Trust or any subsidiary thereof constitute a substantial part or the assets of the Trust and have an aggregate fair market value of less than $1,000,000, (iv) the memorandum of understanding referred to in sub-section (d) hereof is substantially consistent with the transaction covered thereby, and (v) the provisions of the Section 8.5 otherwise apply to any Person or transaction. Any such determination shall be conclusive and binding for all purposes of this Section 8.4.

Section 8.5.     Conversion. Notwithstanding any other provisions of this Declaration, the conversion of the Trust from a “closed-end company” to an “open-end company,” as those terms are defined in Section 5(a)(2) and 5(a)(1), respectively, of the 1940 Act shall require the affirmative vote or consent of the holders of two-thirds of each Class outstanding (with each Class separately voting thereon or consenting thereto as a

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separate Class). Such affirmative vote or consent shall be in addition to the vote or consent of the holders of the Shares otherwise required by law or by the terms of any Class or Series, whether now or hereafter authorized, or by any agreement between the Trust and any national securities exchange. However, if such conversion is recommended by at least seventy-five percent (75%) of the Trustees then in office, the vote or written consent of the holders of a majority of the outstanding voting securities of the Trust (which voting securities shall vote separately on the matter by class) shall be sufficient to authorize such conversion.

Article IX

MISCELLANEOUS

Section 9.1.     Notices. Notwithstanding any other provision of this Declaration, any and all notices to which any Shareholder may be entitled and any and all communications shall be deemed duly served or given if mailed, postage prepaid, addressed to any Shareholder of record at his last known address as recorded on the register of the Trust. If and to the extent consistent with applicable law, a notice of a meeting, an annual report, and any other communication to Shareholders need not be sent to a Shareholder (a) if an annual report and a proxy statement for two consecutive shareholder meetings have been mailed to such Shareholder’s address and have been returned as undeliverable, (b) if all, and at least two, checks (if sent by first class mail) in payment of distributions on Shares during a twelve-month period have been mailed to such Shareholder’s address and have been returned as undeliverable or (c) in any other case in which a proxy statement concerning a meeting of security holders is not required to be given pursuant to the Commission’s proxy rules as from time to time in effect under the Securities Exchange Act of 1934, as amended. However, delivery of such proxy statements, annual reports and other communications shall resume if and when such Shareholder delivers or causes to be delivered to the Trust written notice setting forth such Shareholder’s then current address.

Section 9.2.     Filing of Copies, References, Headings and Counterparts. The original or a copy of this instrument, of any amendment hereto and of each declaration of trust supplemental hereto, shall be kept at the office of the Trust. Anyone dealing with the Trust may rely on a certificate by a Trustee or an officer of the Trust as to whether or not any such amendments or supplemental declarations of trust have been made and as to any matters in connection with the Trust hereunder, and, with the same effect as if it were the original, may rely on a copy certified by a Trustee or an officer of the Trust to be a copy of this instrument or of any such amendment hereto or supplemental declaration of trust.

In this instrument or in any such amendment or supplemental declaration of trust, references to this instrument, and all expressions such as “herein”, “hereof”, and “hereunder”, shall be deemed to refer to this instrument as amended or affected by any such supplemental declaration of trust. Headings are placed herein for convenience of reference only and in case of any conflict, the text of this instrument, rather than the headings, shall control. This instrument may be executed in any number of counterparts each of which shall be deemed an original, but such counterparts shall constitute one instrument. A restated Declaration, integrating into a single instrument all of

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the provisions of the Declaration which are then in effect and operative, may be executed from time to time by a majority of the Trustees then in office and filed with the Massachusetts Secretary of State. A restated Declaration shall, upon execution, be conclusive evidence of all amendments and supplemental declarations contained therein and may thereafter be referred to in lieu of the original Declaration and the various amendments and supplements thereto. The Trust’s filings with the Securities and Exchange Commission (including but not limited to: registration statements and supplements thereto, proxy statements, annual and semi-annual shareholder reports, Form N-Q, Form N-PX and related filings and disclosures) shall not be deemed to modify the provisions of this Declaration of Trust.

Section 9.3.     Applicable Law. The Trust set forth in this instrument is made in The Commonwealth of Massachusetts, and it is created under and is to be governed by and construed and administered according to the laws of said Commonwealth. The Trust shall be of the type commonly called a Massachusetts business trust, and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust.

Section 9.4.     Provisions in Conflict with Law or Regulations.

(a)       The provisions of this Declaration are severable, and if the Trustees shall determine, with the advice of legal counsel, that any of such provisions is in conflict with the 1940 Act, the Internal Revenue Code of 1986 or with other applicable laws and regulations, the conflicting provision shall be construed in such a manner consistent with such law as may most closely reflect the intention of the offending provision; provided, however, that such determination shall not affect any of the remaining provisions of this Declaration or render invalid or improper any action taken or omitted prior to such determination.

(b)       If any provision of this Declaration shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Declaration in any jurisdiction.

(THE REMAINDER OF THIS SPACE HAS BEEN INTENTIONALLY LEFT BLANK)

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IN WITNESS WHEREOF, the undersigned have executed this instrument as of the 22nd day of January, 2016.

/s/ James M. Oates	/s/ Charles L. Bardelis
James M. Oates	Charles L. Bardelis
As Trustee and not individually,	As Trustee and not individually,
601 Congress Street	601 Congress Street
Boston, M A 0221 0	Boston, M A 0221 0

/s/ Peter S. Burgess	/s/ William H. Cunningham
Peter S. Burgess	William H. Cunningham
As Trustee and not individually,	As Trustee and not individually,
601 Congress Street	601 Congress Street
Boston, M A 0221 0	Boston, M A 0221 0

/s/ Grace K. Fey	/s/ Theron S. Hoffman
Grace K. Fey	Theron S. Hoffman
As Trustee and not individually,	As Trustee and not individually,
601 Congress Street	601 Congress Street
Boston, M A 0221 0	Boston, M A 0221 0

/s/ Deborah C. Jackson	/s/ Hassell H. McClellan
Deborah C. Jackson	Hassell H. McClellan
As Trustee and not individually,	As Trustee and not individually,
601 Congress Street	601 Congress Street
Boston, M A 0221 0	Boston, M A 0221 0

/s/ Steven R .Pruchansky	/s/ Gregory A. Russo
Steven R .Pruchansky	Gregory A. Russo
As Trustee and not individually,	As Trustee and not individually,
601 Congress Street	601 Congress Street
Boston, M A 0221 0	Boston, M A 0221 0

/s/ James R. Boyle	/s/ Craig Bromley
James R. Boyle	Craig Bromley
As Trustee and not individually,	As Trustee and not individually,
601 Congress Street	601 Congress Street
Boston, M A 0221 0	Boston, M A 0221 0

/s/ Warren A. Thom son
Warren A. Thom son
As Trustee and not individually,
601 Congress Street
Boston, M A 0221 0
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